FILED PURSUANT TO RULE 424(b)(3)

                        Registration No. 333-146032


                                PROSPECTUS

                                AirtimeDSL

                   Up to 9,625,000 Shares of Common stock

Prior to this offering, there has been no public market for AirtimeDSL common stock.

AirtimeDSL is a developmental stage company with a principal business strategy to provide high speed wireless services to the business, residential and consumer marketplace. Our independent auditor has issued an audit opinion for AirtimeDSL which includes a statement expressing substantial doubt as to our ability to continue as a going concern.


The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on page 5.

Each of the selling stockholders may be deemed to be an "underwriter," as such term is defined in the Securities Act of 1933.

There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. As of July 31, 2007, we have 25,645,000 common shares issued and outstanding. Our common stock is not traded on any exchange or in the over-the-counter market. After this Registration statement becomes effective, we expect to have an application filed with the National Association of Securities Dealers, Inc. for our common stock to eligible for trading on the OTC Bulletin Board.
Until our common stock is quoted on the OTC-BB, the offering will be made by our selling shareholders at $0.02 per share and thereafter at prevailing market prices or privately negotiated prices.

Resale restrictions on transferring "Penny Stocks" are sometimes imposed by some states, which may make transactions in our stock cumbersome and may reduce the value of an investment in our stock. Various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the Common Stock may have their ability to sell their shares of the Common Stock impaired.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             The date of this Prospectus is October 24, 2007

                                                                       PAGE
                                                                       ----

PROSPECTUS SUMMARY...................................................... 3
OUR COMPANY............................................................. 3
ABOUT THIS OFFERING..................................................... 3
SELECTED FINANCIAL INFORMATION.......................................... 4
RISK FACTORS............................................................ 5
RISK FACTORS RELATING TO OUR FINANCIAL CONDITION........................ 5
RISK FACTORS RELATING TO OUR COMPANY.................................... 6
OTHER RISK FACTORS......................................................10
CAPITALIZATION .........................................................15
FORWARD-LOOKING STATEMENTS..............................................16
OFFERING INFORMATION....................................................16
USE OF PROCEEDS.........................................................16
DETERMINATION OF THE OFFERING PRICE.....................................16
DILUTION................................................................17
DIVIDEND POLICY.........................................................17
DESCRIPTION OF BUSINESS.................................................17
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...............23
LEGAL PROCEEDINGS.......................................................23
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS............24
SECURITY OWNERSHIP OF CERTAIN BENEFICAL OWNERS AND MANAGEMENT...........27
CERTAIN RELATINSHIPS AND RELATED TRANSACTIONS...........................28
SELLING SHAREHOLDERS....................................................30
PLAN OF DISTRIBUTION....................................................32
DIVIDEND POLICY.........................................................35
DESCRIPTION OF SECURITIES ..............................................35
LEGAL MATTERS...........................................................36
EXPERTS.................................................................36
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES..........................37
WHERE YOU CAN FIND MORE INFORMATION.....................................37
FINANCIAL STATEMENTS....................................................38


We have not authorized anyone to provide you with information different from that contained in this prospectus. The Selling Stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

                              PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and may not contain all of the information that you should consider before investing in the shares. You are urged to read this prospectus in its entirety, including the information under "Risk Factors" and our financial statements and related notes included elsewhere in this prospectus.

                                 Our Company

AirtimeDSL ("Airtime" or "the Company") was incorporated in the State of Nevada on December 28, 2006, under the name AirtimeDSL. We are in the business of providing high speed wireless services to the business, residential and consumer marketplace. Activities to date have been limited primarily to organization, initial capitalization, and developing business strategies. As of the date of this registration, the Company has developed a business plan and established administrative offices. Our principal executive offices and our headquarters is located at 2920 N. Green Valley Pkwy, Bldg. 3, Henderson, NV 89014, and our telephone number at this address is (702) 898-7158.

                                About this Offering

This offering relates to the resale of up to 9,625,000 shares of common stock. All of the 9,625,000 shares, when sold, will be sold by the selling stockholders.

Common stock offered by the selling  Up to 9,625,000 shares of our common
stockholders                         stock.

Offering Price                       $0.02 per share.

Securities Issued and Outstanding    25,645,000 shares of our common stock
                                     are issued and outstanding as of the
                                     date of this prospectus.  All of the
                                     common stock to be sold under this
                                     prospectus will be sold by existing
                                     shareholders and thus there will be no
                                     increase in our issued and outstanding
                                     shares as a result of this offering.
                                     The issuance to the selling shareholders was exempt due to the provisions of Regulation D.

Use of Proceeds of this Offering     We will not receive any proceeds from
                                     the sale of the common stock by the
                                     Selling stockholdes.

Risk Factors                         This offering involves a high degree of
                                     risk.  See "Risk Factors" and the other
                                     information in this prospectus for a
                                     discussion of the factors you should
                                     consider before deciding to invest in
                                     our common shares.

OTC/BB symbol                        Not applicable.  We are not trading on
                                     any exchange.

                         Selected Financial Information

The selected financial information presented below is derived from and should be read in conjunction with our financial statements, including notes thereto, appearing elsewhere in this prospectus. See "Financial Statements."



                         Summary Operating Information

                                  For the fiscal year ended
                                         July 31, 2007
                                  -------------------------

Summary Statement of Operations
Revenues                               $          0
Expenses:
  General & Administrative                    2,457
  Depreciation                                1,500
                                       -------------
Total Expenses                                3,957
                                       -------------
Total Net Income (Loss)                      (3,957)
                                       =============
Weighted Average number of common
shares outstanding and fully diluted     25,645,000
                                       =============

Net Income (Loss) per share -
basic and fully diluted                $      (0.00)
                                       =============
 Summary Balance Sheet Data

Total current assets                       157,002
Fixed assets                                65,921
Total assets (less depreciation)           222,923
                                       =============

Total Liabilities                                0
Total Stockholder's Equity                 222,923
                                       =============


                                    RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the other information set forth in this prospectus before deciding to invest in shares of our common stock. If any of the events or developments described below actually occurs, our business, financial condition or results of operations could be negatively affected. In that case, the trading price of our common stock could decline, and you could lose all or part of your investment in our common stock.

              Risk Factors Relating to Our Financial Condition

1. We may not be able to raise sufficient capital or generate adequate revenue to meet our obligations and fund our operating expenses.

Failure to raise adequate capital and generate adequate sales revenues to meet our obligations and develop and sustain our operations could result in reducing or ceasing our operations. Additionally, even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurances that the revenue will be sufficient to enable us to develop business to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about our ability to continue as a going concern. Our independent auditors currently included an explanatory paragraph in their report on our financial statements regarding concerns about our ability to continue as a going concern.

2. We have yet to attain profitable operations and because we may need additional financing to fund our activities, our accountants believe there is substantial doubt about the company's ability to continue as a going concern.

The Company has prepared financial statements as of July 31, 2007 reporting that the Company is in its developmental stages. Its ability to continue to operate as a going concern is fully dependent upon the Company obtaining sufficient financing to continue its development and operational activities. The ability to achieve profitable operations is in direct correlation to the Company's ability to successfully execute its business plan. Management believes the Company's continued existence, future expansion, and ultimate profitability is fully dependent upon generating revenues or raising sufficient capital through future offerings. There is no guarantee that the Company will ever be able to operate profitably or derive any significant revenues from its operation.

It is also important to note that the Company anticipates that it will incur losses and negative cash flow over the next six (6) to twelve (12) months. There is no guarantee that the Company will ever operate profitably or even receive positive cash flows from full operations.

                     Risk Factors Relating to Our Company

3. Our officer has no experience in operating a fully reporting company, and has no experience in evaluating the success of future products.

Our executive officer has no experience in operating a fully reporting company. Due to his lack of experience, our executive officer may make wrong decisions and choices regarding selection of products or services to pursue on behalf of the Company. Consequently, our Company may suffer irreparable harm due to management's lack of experience in this industry. As a result we may have to suspend or cease operations, which will result in the loss of your investment.

4. We may not be able to compete with other broadband wireless internet suppliers, almost all of whom have greater resources and experience than we do.

The Broadband internet wireless business is subject to rapid change. We do not have the resources to compete with larger providers of this service.
With the minimal resources we have available, we may experience great difficulties in building a customer base. Competition by existing and future competitors could result in our inability to secure any new customers. This competition from other entities with greater resources and reputations may result in our failure to maintain or expand our business as we may never be able to successfully execute our business plan. Further, AirtimeDSL cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force it to cease operations.

5. Because we are a development stage company, we have generated no revenues and lack an operating history, an investment in the shares offered herein is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plan.

Our company was incorporated on December 28, 2006; we have not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, there are no assurances that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

6. The success of our business depends on the continued use and growth of the Internet as a commerce platform.

The existence and growth of our service depends on the continued acceptance of the Internet as a commerce platform for individuals and enterprises. The internet could possibly lose its viability as a tool to buy and sell consumer items by the adoption of new standards and protocols to handle increased demands of Internet activity, security, reliability, cost, ease-of-use, accessibility and quality of service. The acceptance and performance of the Internet has been harmed by "viruses," "worms," and "spy-ware". If for some reason the Internet were no longer widely accepted as a tool to buy and sell consumer items, the demand for our services would be significantly reduced, which would harm or cause our business to fail.

7.  Evolving regulation of the Internet may adversely affect us.

As Internet commerce continues to evolve there may be increased regulation by federal, state and/or foreign agencies. Any new regulations which restrict our business could harm or cause our business to fail.

8. If our business plan is not successful, we may not be able to continue operations as a going concern and our stockholders may lose their entire investment in us.

As discussed in the Footnote 3 to Financial Statements included in this registration statement, our auditors have given us a Going Concern comment. This raises substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period December 28, 2006 (inception) to July 31, 2007.
Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business plans may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

9.  We face strong and varied competition.

In the US area, there are many larger companies who produce similar products which AirtimeDSL plans to produce. The competition includes larger companies, such as Embarq, Cox Communications, AT&T, and other local providers and resellers. These companies are better funded and more established than AirtimeDSL

10.  We may not be able to find suitable employees.

The Company currently relies heavily upon the services and expertise of our sole officer and director. In order to implement the aggressive business plan of the Company, management recognizes that additional clerical staff will be required. The sole officer is the only personnel at the outset of operations. The sole officer can manage the office functions and bookkeeping services until the Company can generate enough revenues to hire additional staff.

No assurances can be given that the Company will be able to find suitable employees that can support the above needs of the Company or that these employees can be hired on terms favorable to the Company.

11.  We may not ever pay cash dividends.

The Company has not paid any cash dividends on the Common Shares to date, and there can be no guarantee that the Company will be able to pay cash dividends on the Common Shares in the foreseeable future. Initial earnings that the Company may realize, if any, will be retained to finance the growth of the Company. Any future dividends, of which there can be no guarantee, will be directly dependent upon earnings of the Company, its financial requirements and other factors that are not determined. (See "CAPITALIZATION")

12.  We are subject to government regulation.

The Company is subject to federal, state and local laws and regulations affecting its business, including the federal Communications Act of 1934. Although the Company plans on obtaining all required federal and state permits, licenses, and bonds to operate its facilities, there can be no assurance that the Company's operation and profitability will not be subject to more restrictive regulation or increased taxation by federal, state, or local agencies.

13.  We may be liable for the products and services we provide.

There is no guarantee that the level of insurance coverage secured by the Company will be adequate to protect the Company from risks associated with claims that exceed the level of coverage maintained. As a result of the Company's limited operations to date, no threatened or actual liability claims have been made upon the Company.

14. Since our officer works or consults for other companies, his other activities could slow down our operations.

Ed Heckerson, our sole officer, does not work for us exclusively and does not devote all of his time to our operations. Therefore, it is possible that a conflict of interest with regard to his time may arise based on his employment in other activities. His other activities will prevent him from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slow down in operations.

Ed Heckerson, the President and Director of the company, currently devotes approximately 10-20 hours per week to company matters. The responsibility of developing the company's business, the offering and selling of the shares through this prospectus all fall upon Mr. Heckerson. He has no prior experience serving as a principal accounting officer or principal financial officer in a public company. We have not formulated a plan to resolve any possible conflict of interest with his other business activities. Mr. Heckerson intends to limit his role in his other business activities and devote more of his time to AirtimeDSL after we attain a sufficient level of revenue and are able to provide sufficient officers' salaries per our business plan. In the event he is unable to fulfill any aspect of his duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

15. Our principal stockholder, who is our sole officer and director owns a controlling interest in our voting stock and investors will not have any voice in our management, which could result in decisions adverse to our general shareholders.

Our sole officer and our principal stockholder, beneficially owns approximately or has the right to vote approximately 63% of our outstanding common stock. As a result, this stockholder, acting alone, will have the ability to control substantially all matters submitted to our stockholders for approval including:

a) election of our board of directors;

b) removal of any of our directors;

c) amendment of our Articles of Incorporation or bylaws; and

d) adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of his ownership and positions, this individual has the ability to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by our director and executive officer could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the company may decrease. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

16. The loss of one or more of our future business partners may interrupt our operations.

The Company partners with existing wireless organizations to leverage there legacy infrastructure to provide converged communications to its future subscriber base. The loss of one or more of these partners could interrupt our operations and impact our ability to deliver products and services to our customers, which would have a material adverse effect on our net sales and profitability.

17. Increases in the base cost of our services could materially increase our costs and decrease our profitability.

The wireless industry is characterized by changing technology and the rapid widespread adoption of such technology. The costs of this technology fluctuate. Significant increases in these costs could decrease our profitability.

18.  The wireless industry is influenced by general economic conditions.

The wireless industry is highly competitive and reactive to the overall level of consumer spending. Consumer spending is dependent on a number of factors, including actual and perceived economic conditions affecting disposable consumer income (such as unemployment, wages and salaries), business conditions, interest rates, availability of credit and tax rates in the general economy and in the international, regional and local markets where our products are sold. As a result, any deterioration in general economic conditions, reductions in the level of consumer spending or increases in interest rates could adversely affect the future sales of our products and services.

A return to recessionary or inflationary conditions, whether in the United States or globally, additional terrorist attacks or similar events could have further adverse effects on consumer confidence and spending and, as a result, could have a material adverse effect on our financial condition and results of operations.

                              Other Risks Factors

19.  These securities are offered at an arbitrary offering price.

The offering price of the Common Shares offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value. The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company. In determining the offering price, the Company considered such factors as the prospects, if any, for similar intimate apparel products, the previous experience of management, the Company's anticipated results of operations, the present financial resources of the Company and the likelihood of acceptance of this Offering. (See "PLAN OF DISTRIBUTION")


20. We may, in the future, issue additional common shares, which would reduce investors' percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 70,000,000 shares of common stock and 5,000,000 preferred shares. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock. (See "DILUTION")

21. If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 9,625,000 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.

22. Our common shares are subject to the "Penny Stock" Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.

For any transaction involving a penny stock, unless exempt, the rules require:

(a) that a broker or dealer approve a person's account for transactions in penny stocks; and

(b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

23. There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the NASD Over The Counter Bulletin Board after the registration statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the Over The Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

24. We will incur ongoing costs and expenses for SEC reporting and compliance, without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

We plan to contact a market maker immediately following the effectiveness of our Registration Statement and have them file an application on our behalf to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require sufficient funds to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues or have sufficient funds on hand to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.


25. State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. We do plan to register our post-effective amendment by coordination with the Securities Division of the State of Nevada, pursuant to NRS Section 90.480. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

26. Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

27. AirtimeDSL will not receive any of the proceeds from the selling of shares offered in this prospectus.

We will not receive any proceeds from the sale of the common stock by the selling shareholders offered in this prospectus. The common shares being registered in this offering are not being offered by the Company through its officers, director or any licensed agents of the issuer. The common shares are being offered by the selling shareholders.

28. We will incur ongoing costs and expenses for SEC reporting and compliance, without revenue we may not be able to remain in compliance with the SEC, making it difficult for investors to sell their shares, if at all.

We may plan to locate a market maker following the effectiveness of our Registration Statement and have them file an application on our behalf to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

29. We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our articles of incorporation authorize us to issue up to 5,000,000 shares of "blank check" preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

Note: In addition to the above risks, businesses are often subject to risks not foreseen or fully appreciated by management. In reviewing this Prospectus potential investors should keep in mind other possible risks that could be important.

                                    CAPITALIZATION

The following table sets forth, as of July 31, 2007 the capitalization of the Company on an actual basis. This table should be read in conjunction with the more detailed financial statements and notes thereto included elsewhere herein.



                                                  Actual
                                              July 31, 2007
                                              -------------
Debt                                           $       -

Stockholders Equity

Preferred Stock  (0 shares issued                     -
                  and outstanding)
Common Stock (25,645,000 shares
         issued and outstanding)                 25,645
Additional Paid-in Capital                      201,235
Earnings (Deficit)                               (3,957)

   TOTAL STOCKHOLDER'S EQUITY                   222,923
                                              ---------
   TOTAL CAPITALIZATION                       $ 222,923
                                              =========


                        FORWARD LOOKING STATEMENTS

This Prospectus contains forward-looking statements, including statements concerning possible or assumed results of exploration and/or operations of AirtimeDSL, and those proceeded by, followed by or that include the words "may," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable terminology. Investors should understand that the factors described below, in addition to those discussed elsewhere in this document could affect AirtimeDSL's future results and could cause those results to differ materially from those expressed in such forward looking statements.

                               OFFERING INFORMATION

This prospectus relates to the following:

The resale by certain selling security holders of the Company of up to 9,625,000 shares of common stock in connection with the resale of shares of common stock issued by us in two separate private placements transactions were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act promulgated thereunder as a transaction involving a public offering. After our Registration Statement becomes effective, the selling shareholders may sell their shares of our common stock at a fixed price of $0.02 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that we will seek or be able to obtain an OTCBB listing. We will not receive any proceeds from the resale of the common shares by the selling security holders.

                                USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.


                          DETERMINATION OF OFFERING PRICE

The $0.02 per share offering price of our common stock was determined arbitrarily by us. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value. We intend to apply to the Over-the-Counter Bulletin Board electronic quotation service for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934 (the "Exchange Act"). If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders named in this prospectus.

                                   DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                               DIVIDEND POLICY

The Company has not paid any cash dividends on the Common Stock to date, and there are no plans for paying cash dividends on the Common Stock in the foreseeable future. Initial earnings that the Company may realize, if any, 8will be retained to finance the growth of the Company. Any future dividends, of which there can be no guarantee, will be directly dependent upon earnings of the Company, its financial requirements and other factors.

                           DESCRIPTION OF BUSINESS

 Our Company

AirtimeDSL or ("the Company"), is a Nevada Corporation with a principal business strategy of providing high speed wireless services at discounted rates to the business, residential and consumer marketplace.

The Company partners with existing wireless organizations to leverage their legacy infrastructure to provide converged communications to its future subscriber base. Some of these services include Internet Access (ISP), Voice Over Internet Service (VOIP), Cell Phone Service, Video On Demand (VOD) and
802.11 WIFI Service.

The Company plans to provide fixed Broadband Wireless Access in the use of a wireless communications link as a connection for delivering and broadband internet services to its customers.

Broadband wireless access is the use of a wireless communications link as the "last mile/first mile" connection for delivering plain old telephone service and broadband Internet to telecommunications customers. It is the part of the telecommunications network that links users with broadband/faster access.

The Broadband wireless access market offers Internet Service Providers immediate access to customer markets without having to either lay cable through a metropolitan area or work through the local telephone companies, reselling the telephone, cable or satellite networks, owned by companies that prefer to largely sell direct. We plan to rent/utilize space on fixed communication towers to provide direct-line internet access to its future customer base at a reasonable price.

Our goal is to provide customers with a complete solution to their entire current and future Internet and private network needs. Our services will be directed towards all consumers and all small-to medium-sized businesses. We plan to initially offer our services in Southern California. We have identified a cell tower owner/operator in Southern California, who has agreed to allow us to place our equipment on his towers for a nominal fee which equals approximately ten percent of our actual revenues.

We plan to offer competitive pricing on most services. We will be competing against other ISPs located in or around Southern California, including national carriers, such as Covad, AT&T, Verizon and the following regional companies: Jump.Net, EarthLink, and Mindspring. Most competitors offer solutions for Windows, and perhaps Macintosh, but ignore all other operating systems. With the rise of Linux and other alternative operating systems, we have a potential to capture some of their market share. Our initial focus includes six areas of growth:

    o  Increase personnel to handle sales, service, and development efforts.
    o Increase marketing to assure future customers are aware of our services and aggressive pricing.
    o  Provide competitive commercial broadband access
    o Expand our base of operations to offer our services outside of Southern California.
    o  Provide broadband service for multi-dwelling residences
    o  Perform research and development to bring new products to market.

Our equipment will allow us to offer a broad range of internet and telephone services to residential and small businesses in the area. The advantages our services offer, include:

   o  Faster internet connectivity
   o  Flexibility in service delivery using shared or dedicated bandwidth
   o Scalability to handle rural and urban subscriber densities on the same infrastructure
   o  Security, performance and reliability that meets a leased line networks

It is our goal to provide a cost-effectively create wireless network to capture new customers and deliver secure and reliable access to high-speed data and voice services.

 Business Internet Access
Internet access for business is different from Internet access for home use. When companies offer home Internet access, they expect that in most cases just one or two computers will be connected to the service and only a tiny amount of bandwidth will be consumed. Businesses on the other hand typically boast intranets with dozens (or hundreds or even thousands) of computers hooked up to them and are large consumers of bandwidth. Businesses also rely on their ISP services more (on the average) and potentially lose money if their connection goes down. ISPs thus treat business customers more seriously, and they tend to likewise charge significantly more for business accounts.

Data services. We believe that we are in a position to take advantage of the growing demand for wireless data services. Our strategy is to build a wireless data, voice, messaging and multi-media operations for both consumer and business customers.

We plan to offer an array of data transmission and content services, such as:

Fixed Wireless High Speed Internet - This will provide increased data transmission rates on existing applications and enable the provisioning of enhanced data applications that can operate at broadband speeds. In addition, our digital technology enables higher-speed applications, such as e-mail, enterprise applications, image downloads, and full browsing capabilities for laptop computer users.

Wireless Business Solutions - Through our suite of services, we plan to provide business customers solutions for accessing the Internet and corporate intranet, which will allow for optimized wireless access to the customer's corporate applications or databases.

 The Industry

The wireless industry is characterized by changing technology and the rapid widespread adoption of such technology. From being a luxury utilized by only a small percentage of the population one generation ago, wireless technologies have now come to be widespread in the United States.. This expansion in the numbers of users has advanced alongside radical improvements in the quality of wireless products available, and a remarkable drop in their cost.

A return to recessionary or inflationary conditions, whether in the United States or globally, additional terrorist attacks or similar events could have further adverse effects on consumer confidence and spending and, as a result, could have a material adverse effect on the Company's future financial condition and results of operations.

NOTE: Because the Disclosure Document focuses primarily on details concerning the Company rather than the industry which the Company operates or will operate, potential investors may wish to conduct their own separate investigation of the Company's industry to obtain broader insight into assessing the Company's prospects.

 Competition

The Company offers high speed wireless services to the business, residential and consumer marketplace. AirtimeDSL competes with many established companies in the wireless business, including Covad, AT&T, Verizon and a number of smaller regional companies. The market for high speed wireless services is projected to continue to grow, fueled by increasing demand from business enterprises and residential customers. The projected growth has attracted both established companies as well as new entrants offering high
speed wireless solutions.   Because of increased demand for wireless services
in the residential market, competition is expected to increase.

The telecommunications industry is highly competitive. Factors contributing to the industry's increasingly competitive market include regulatory changes, product substitution, technological advances, excess network capacity and the entrance of new competitors. In this environment, competition is based on price and pricing plans, the types of services offered, the combination of services into bundled offerings, customer service, the quality and reliability of services provided and the development of new products and services. Current and potential competitors in wireless service providers, long distance companies, other local telephone companies, foreign telecommunications providers, electric utilities, Internet service providers and other companies that offer network services. Many of these companies have a strong market presence, brand recognition and existing customer relationships, all of which contribute to intensifying competition and may affect our future revenue growth.

Voice over Internet Protocol Services

The wireless telecommunications services also face increasing competition from companies which provide Voice over Internet Protocol ("VoIP") services. These services use the Internet or private broadband networks to transmit voice communications. VoIP services are available from a wide range of companies including cable companies, long-distance companies, national VoIP providers and regional service providers.

Wireless Services

Wireless services also constitute a significant source of competition to our wireless services, especially as wireless carriers expand and improve their network coverage and continue to lower their prices. Wireless telephone services can also be used for data transmission.

 Our Strategy

We plan to focus our marketing strategy on targeting solutions based upon our customers' needs, promoting our brand, leveraging our distribution network and cross-marketing with our suppliers.

We plan to coordinate our marketing efforts throughout our service area in order to ensure that our marketing message is consistently presented across all of our markets.

Customer Service, Retention and Satisfaction

We believe that quality customer service increases customer satisfaction, which reduces churn, and is a key differentiator in the wireless industry. We are committed to providing high-quality customer service, investing in loyalty and retention efforts and continually monitoring customer satisfaction in all facets of our service.

 Going Concern

The financial conditions evidenced by the accompanying financial statements raise substantial doubt as to our ability to continue as a going concern. Our plans include obtaining additional capital through debt or equity financing. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

FCC Regulation

Our services are subject to the jurisdiction of the FCC with respect to interstate telecommunications services and other matters for which the FCC has jurisdiction under the Communications Act of 1934, as amended ("Communications Act"). The Communications Act generally obligates us not to charge unjust or unreasonable rates nor engage in unreasonable discrimination when we are providing services as a common carrier, and regulates some of the rates, terms and conditions under which we provide certain services. The FCC also has adopted regulations governing various aspects of our business, such as the following: (i) use and disclosure of customer proprietary network information; (ii) telemarketing; (iii) provision to law enforcement agencies of the capability to obtain call identifying information and call content information from calls pursuant to lawful process; (iv) accessibility of services and equipment to individuals with disabilities if readily achievable; and (v) interconnection with the networks of other carriers. Changes to these mandates, or the adoption of additional mandates, could require us to make changes to our operations or otherwise increase our costs of compliance.

Liquidity and Capital Resources

The Company has sufficient cash to initially fund and execute its business plan. This includes producing the required transmitting equipment to install on cell phone towers and receiver boxes for residential and small business installation. This equipment will enable the Company to offer its high speed wireless services to its future customers.

As of July 31, 2007, the Company had cash reserves of $157,002, fixed assets of $65,921 and no current liabilities. See ("Financial Statements").

Admission to Quotation on the OTC Bulletin Board

There is no public trading market for the AirtimeDSL Common Stock at this time. We intend to ask a market maker to submit an application that our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it: (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever be qualified for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

Risk Management

This Offering Document represents management's best current estimate of the business. It must be recognized that no business is free of major risks and few business plans are free of errors of omission or commission. Therefore investors should be aware that this business has inherent risks that must be fully evaluated, discussed with management and experts fully capable of interpreting the information prior to any investment.

Intellectual Property

Much of the Company's technology depends upon the non-patentable technology, knowledge, and experience of its technical personnel and collaborators. To help protect its rights, the Company will require employees, collaborators, and significant consultants and advisors with access to confidential information, to enter into confidentiality agreements with the Company.
There can be no assurance, however, that these agreements will provide adequate protection for the Company's trade secrets, know-how or proprietary information in the event of any unauthorized use or disclosure. The Company's success and ability to compete is dependent in part upon its proprietary technology. There can be no assurance that the steps taken by the Company in this regard will be adequate to prevent misappropriation of its technology or that the Company's competitors will not independently develop technologies that are substantially equivalent or superior to the Company's technologies.

The Company regards substantial elements of its underlying infrastructure and wireless deployment techniques as proprietary information and will attempt to protect them by relying on trademark, service mark, copyright and trade secret laws and restrictions on disclosure and transferring title and other methods. The Company plans to enter into confidentiality agreements with its future employees, future suppliers and future consultants and in connection with its license agreements with third parties and generally seeks to control access to and distribution of its technology, documentation and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use the Company's proprietary information without authorization or to develop similar technology independently.

There can be no assurance that the steps taken by the Company will prevent misappropriation or infringement of its proprietary information, which could have a material adverse effect on the Company's business, results of operations and financial condition. Litigation may be necessary in the future to enforce the Company's intellectual property rights, to protect the Company's trade secrets or to determine the validity and scope of the proprietary rights of others. Such litigation might result in substantial costs and diversion of resources and management attention.

Moreover, from time to time, the Company may be subject to claims of alleged infringement by the Company or service marks and other intellectual property rights of third parties. Such claims and any resultant litigation, should it occur, might subject the Company to significant liability for damages, might result in invalidation of the Company's proprietary rights and, even if not meritorious, could result in substantial costs and diversion of resources and management attention and could have a material adverse effect on the Company's business, results of operations and financial condition.

Personnel

As of the date of this Offering Document, the Company has one employee, who is also the sole officer and the director of the Company. As the company grows, AirtimeDSL may need additional personnel.

Facilities and Expenses

We currently maintain our corporate offices at: 2920 N. Green Valley Pkwy,Suite 321, Henderson, NV 89014, Telephone: (702) 898-7158, in space provided to us at no cost by our director.

 Bankruptcy and Similar Proceedings

There has been no bankruptcy, receivership or similar proceeding.

 Reorganizations, Purchase or Sale of Assets

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

 Patents, Trademarks, Franchises, Concessions, Royalty Agreements, or Labor

We currently have no pending or provisional patents or trademark applications.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of AirtimeDSL and the services we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.


Plan of Operation

Since inception, we have used our common stock to raise money for our computer equipment, our corporate expenses and our legal and accounting expense. Net cash provided by financing activities from inception on December 28, 2006 to July 31, 2007 was $226,450 as a result of proceeds received from two private offerings. Our business activities to date have been restricted to building our infrastructure in order to offer broadband wireless services.

Our plan of operations for the next twelve months is to build a customer base for our services. We plan to provide fixed Broadband Wireless Access in the use of a wireless communications link as a connection for delivering and broadband internet services to its customers. We will offer the following services to our customers:

    o  High bandwidth Internet access (128 Kbps).
    o  Integrated Services Digital Network (ISDN).
    o  Digital Subscriber Line (DSL).
    o  Wireless Service
    o  Website and virtual domain hosting.

It is our goal to provide a cost-effectively create wireless network to capture new customers and deliver secure and reliable access to high-speed data and voice services.

Listed below in chronological order are the events which in management's opinion should occur or the milestone's which in the management's opinion should reach in order for the Company to become profitable.









                                 Expected manner
                                 of occurrence             Number of
                                 or method                 months needed
      Event or Milestone         of achievement            to accomplish
  --------------------------------------------------------------------------
1.    Business funded     Completion of private offering   Already completed
                          ($226,450)

2.    Purchase computer   Funds from offering              Already completed
      equipment           ($47,421)

3.    Purchase of         Funds from offering              Already completed
      transmission        ($20,000)
      equipment

4.    Purchase of         Funds from offering              Next three months
      receiving           ($50,000)
      equipment

5.    Market its          Through advertising              Within 9 months
      services(s)         ($20,000)

6     Develop a           Product sales efforts            Within 12 months
      solid customer      ($20,000)
      base

7.    The Company         Customer base in place           Within 12 months
      operates at a
      profit



Future Financings

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing to fund our exploration and development activities. At this time, we believe we have sufficient cash reserves to sustain our operations for the next twelve months.

 Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

                             LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company's property is not the subject of any pending legal proceedings.

         DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following sets forth certain information with respect to executive officers, directors, key employees and advisors of the Company as of the date of this Memorandum:

       Name      Age             Position
--------------------------------------------------------------

Ed Heckerson     39     President/Secretary/Treasurer/Director

All directors hold office until the next annual meeting of stockholders of the Company and until their successors have been elected and qualified. Directors currently receive no fees for services provided in that capacity. The officers of the Company are elected annually and serve at the discretion of the Board of Directors.

Set forth below is a brief description of the background and business experience of our officers and directors.

Edward Heckerson, President and Director
----------------------------------------

Edward Heckerson (President/Secretary/Treasurer/Director)

December 2006 to Present - AirtimeDSL - Director

December 2002 to November 2006 - Airtime Wireless, Inc. - President

September 1999 to August 1999 - Independent Communications Consultant


Education:

Bonita High School, San Dimas, CA  - Graduated, 1986
Attended Colorado State University, Fort Collins, CO

 Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years and which is material to an evaluation of the ability or the integrity of our director or executive officer:

1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

 Compensation

Our officers/directors have not received any compensation. We do not anticipate paying compensation to officers/directors until our Company can generate a profit on a regular basis.

We do not have any employment agreements with our officers/directors. We do not maintain key-man life insurance for any our executive officers/directors. We do not have any long-term compensation plans or stock option plans.

 Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

 Family Relationships

There are no arrangements or understandings pursuant to which a director or executive officer was selected to be a director or executive officer. There are no family relationships among our directors/officers and other shareholders.

 Significant Employees

We have no significant employees other than Officers/Directors. We conduct our business through agreements with consultants and arms-length third parties.

 Audit Committee Financial Expert

We do not have an audit committee financial expert nor do we have an audit committee established at this time.

 Auditors; Code of Ethics; Financial Expert

Our principal independent accountant is Moore & Associates, Chartered. We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officer. We do not have an audit committee or nominating committee.

 Advisory Board

AirtimeDSL does not have an advisory board.

 Advisor Compensation

AirtimeDSL does not have an advisory board.

 Potential Conflicts of Interest

We are not aware of any current or potential conflicts of interest with any of our officers/directors.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of July 31, 2007 the number of shares of Common Stock beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 25,645,000 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.


                   Name and Address     Amount of Beneficial   Percentage
Title of Class     of Beneficial Owner         Ownership         of Class
----------------  -----------------------  ------------------   -------------
Common Stock       Ed Heckerson,  (1)         16,000,000           62.3%
                   2920 N. Green Valley Pkwy
                   Henderson, NV 89014
----------------------------------------------------------------------------
Common Stock       All Executive Officers     16,000,000           62.3%
                   and Directors as a Group (1 person)

(1) Ed Heckerson's wife beneficially owns 20,000 common shares that are not included in the above total, nor are her shares being registered in this Registration Statement.

We are not aware of any arrangements that may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

We believe that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 28, 2006 (inception), the Company issued 20,000,000 shares of its $0.001 par value common stock to its founders for $20,000.

In March 2007, the Company issued 5,000,000 shares of its $0.001 par value common stock for $200,000. All 5,000,000 common shares were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder as a transaction not involving a public offering.

In May 2007, the Company issued 645,000 shares of its $0.001 par value common stock for $6,450. All 645,000 common shares were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder as a transaction not involving a public offering.

There have been no other issuances of common stock. No preferred shares have been issued.

As of July 31, 2007, the Company has 25,645,000 common shares issued and outstanding and no preferred shares issued nor outstanding.

There are no outstanding or issued options or warrants.

The company's sole Director has contributed office space for the Company's use for all periods presented. There is no charge to AirtimeDSL for the space.

Our officer and sole director can be considered a promoter of AirtimeDSL in consideration of his participation and managing of the business of the company since its incorporation. Further, our sole officer/director has no plans to merge the company with another operating company.

Through a Board Resolution, the Company hired the professional services of Moore & Associates, Chartered, Certified Public Accountants, to perform audited financials for the Company. Moore & Associates, Chartered owns no stock in the Company. The company has no formal contracts with its accountants, they are paid on a fee for service basis.

Other than as set forth, there are no transactions since our inception, or proposed transactions, to which we were or are to be a party, in which any of the following persons had or is to have a direct or indirect material interest:

a) Any director or executive officer of the small business issuer;
b) Any majority security holder; and
c) Any member of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the persons in the above.

                             SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 9,625,000 shares of common stock offered through this prospectus. The selling shareholders acquired the 9,625,000 shares of common stock offered through separate private offerings that were exempt from registration under
Section 4(2) of the Securities Act exempt from registration under Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), as the transactions did not involve a public offering.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.  the number of shares owned by each prior to this offering;
2.  the total number of shares that are to be offered by each;
3. the total number of shares that will be owned by each upon completion of the offering;
4.  the percentage owned by each upon completion of the offering; and
5.  the identity of the beneficial holder of any entity that owns the shares.

                                         Total        Total
                             Common      Number of    Shares to
                             Shares      Shares to    be Owned
                             Owned       Be Offered   upon
                             Prior to    for Selling  completion Percent
                             this        Shareholder  of this    of Class
Name of Selling Stockholder  Offering    Account (1)  Offering   (2)
---------------------------  ----------  -----------  ---------  --------
Aldrich, Jessica                 25,000       25,000     25,000     Nil
Arnone, Angela                1,000,000    1,000,000  1,000,000     3.9%
Blevins, Matthew                 25,000       25,000     25,000     Nil
Blevins, Tina                    25,000       25,000     25,000     Nil
Callahan, Patrick                25,000       25,000     25,000     Nil
Colton, Craig II                 25,000       25,000     25,000     Nil
Downs, Anthony                1,030,000    1,030,000  1,030,000     3.9%
Esparza, Esther               1,000,000    1,000,000  1,000,000     3.9%
Essak, Marius                    25,000       25,000     25,000     Nil
Fuson, Stacy                     25,000       25,000     25,000     Nil
Hunter, Damon                    25,000       25,000     25,000     Nil
Kelishes, Alexandra              40,000       40,000     40,000     Nil
Luna, Marcus                  1,000,000    1,000,000  1,000,000     3.9%
Luna, Moses                   1,000,000    1,000,000  1,000,000     3.9%
Manteris, Nicholas               25,000       25,000     25,000     Nil
Martin, Patricia                 40,000       40,000     40,000     Nil
Meadows, Evelyn B.               25,000       25,000     25,000     Nil
Means, Craig                     25,000       25,000     25,000     Nil
Montgomery, Don                 750,000      750,000    750,000     2.9%
Montgomery, Marilyn             750,000      750,000    750,000     2.9%
Montgomery, Nathan            1,000,000    1,000,000  1,000,000     3.9%
Murtha, Cynthia                  25,000       25,000     25,000     Nil
Murtha, Kevin                    25,000       25,000     25,000     Nil
Murtha, Roberta                  25,000       25,000     25,000     Nil
Reid, Noel A.                    25,000       25,000     25,000     Nil
Rittenbaugh, Thomas II           25,000       25,000     25,000     Nil
Seymour, Candance L.             25,000       25,000     25,000     Nil
Stewart, Patricia                25,000       25,000     25,000     Nil
Sullivan, Brian                  25,000       25,000     25,000     Nil
Theis, Mark                   1,030,000    1,030,000  1,030,000     3.9%
Valencia, Elda M.               500,000      500,000    500,000     1.9%
Whiting, Kirk                    10,000       10,000     10,000     Nil

Totals                        9,625,000

1) This table assumes that each shareholder will sell all of his/her shares available for sale during the effectiveness of the registration statement that includes this prospectus. Shareholders are not required to sell their shares.

2) The percentage is based on 25,645,000 common shares outstanding as of July 31, 2007.

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

All of the selling shareholders:

1. have not had a material relationship with us other than as a shareholder at any time within the past two years; or
2.  has ever been one of our officers or directors.

 Expenses of Issuance and Distribution

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table.

Nature of Expenses:                                   Amount
Securities and Exchange Commission registration fee   $     6
Legal fees and miscellaneous expenses*                $ 1,500
Audit Fees                                            $ 1,000
Transfer Agent fees*                                  $   500
Printing*                                             $   294
                                                      -------
Total                                                 $ 3,300
                                                      =======
*Estimated Expenses.

                              PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets as the common stock may from time to time be trading;
2.  In privately negotiated transactions;
3.  Through the writing of options on the common stock;
4.  In short sales; or
5.  In any combination of these methods of distribution.

There is currently no market for any of our shares, and we cannot give any assurance that our shares will have any market value. The sales price to the public is fixed at $0.02 per share until such time as the shares of our common stock may be traded on the Over-the-Counter Bulletin Board electronic quotation service. Although we intend to apply for trading of our common stock on the Over-the-Counter Bulletin Board electronic quotation service, public trading of our common stock may never materialize. In addition, if a market for our stock does materialize, we cannot give any assurances that a public market for our securities may be sustained. If our common stock becomes traded on the Over-the-Counter Bulletin Board electronic quotation service, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.  The market price of our common stock prevailing at the time of sale;
2.  A price related to such prevailing market price of our common stock; or
3.  Such other price as the selling shareholders determine from time to time.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders named in this prospectus.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The selling shareholders and any broker-dealers who execute sales for the selling shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and they may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;
2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.


 Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

 Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as "Blue Sky laws," with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor's. The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.
When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or it will rely on an exemption there from.

 Transfer Agent

We are currently serving as our own transfer agent, and plan to continue to serve in that capacity until such time as management believes it is necessary or appropriate to employ an independent transfer agent in order to facilitate the creation of a public trading market for its securities. Should our securities be quoted on any exchange or OTC quotation system or application is made to have the securities quoted, an independent transfer agent will be appointed.

 Admission to Quotation on the OTC Bulletin Board

We intend to apply to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it
(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

                                DIVIDEND POLICY

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.



                         DESCRIPTION OF SECURITIES

The Company, a Nevada corporation, is authorized to issue 70,000,000 shares of Common Stock, $0.001 par value and 5,000,000 shares of Preferred Stock, $0.001 par value. The Company has issued 20,000,000 shares of Common Stock to the founders of the Company. The Company subsequently sold 5,645,000 shares to further capitalize the Company. The holders of Common Stock (i) have equal rights to dividends from funds legally available therefore, ratably when as and if declared by the Board of Directors of the Company;
(ii) are entitled to share ratably in all assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution, or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto; (iv) are entitled to one non-cumulative vote per share of Common Stock, on all matters which stockholders may vote on at all meetings of Shareholders. All of the shares of Common Stock, now outstanding are fully paid and non-assessable; and (v) the holders of Common Stock have no conversion, preemptive or other subscription rights. There is no cumulative voting for the election of directors. There are currently 25,645,000 shares of Common Stock outstanding held by one shareholder of record. (See "Principal Shareholders").

 Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

 Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

 Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

 Nevada Anti-Takeover laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute does not apply to our company.


                                  LEGAL MATTERS

The Law Offices of Thomas C. Cook has opined on the validity of the shares of common stock being offered hereby.

                                    EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Moore & Associates, Chartered, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

 Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Our officers/directors can be considered promoters of AirtimeDSL in consideration of their participation and managing of the business of the company since its incorporation.

                  INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles and By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


 Reports to Security Holders

At this time, we are not required to provide annual reports to security holders. However, shareholders and the general public may view and download copies of all of our filings with the SEC, including annual reports, quarterly reports, and all other reports required under the Securities Exchange Act of 1934, by visiting the SEC site (http://www.sec.gov) and performing a search of our electronic filings. We intend to file with the Securities and Exchange Commission a Form 8-A to register our common stock pursuant to Section 12(g) of the Securities and Exchange Act of 1934, as soon as practicable after this registration statement is declared effective by the Securities and Exchange Commission. Thereafter, annual reports will be delivered to security holders as required or they will be available online.

                     WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at: http://www.sec.gov.

                              FINANCIAL STATEMENTS
                              --------------------

                                   AirtimeDSL

                              FINANCIAL STATEMENTS
                                  July 31, 2007



TABLE OF CONTENTS

                      PART I.  FINANCIAL INFORMATION

                              Financial Statements
                              --------------------



                                                                   PAGE
                                                                   ----
Independent Auditors' Report                                       F-1
Balance Sheet                                                      F-2
Statements of Operations                                           F-3
Statements of Changes in Stockholders' Equity                      F-4
Statements of Cash Flows                                           F-5
Notes to Financials                                                F-6


MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED


          REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          -------------------------------------------------------

To the Board of Directors
Airtime DSL
(A Development stage company)


We have audited the accompanying balance sheet of Airtime DSL (A Development stage company) as of July 31, 2007, and the related statements of operations, stockholders' equity and cash flows from inception
December 28, 2006, through July 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Airtime DSL (A development stage company) as of July 31, 2007 and the results of its operations and its cash flows from inception December 28, 2006, through July 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has no current source of revenue or operations. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. Management's plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates Chartered
    Las Vegas, Nevada
    August 28, 2007


           2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                    (702) 253-7499 Fax (702) 253-7501

                                 AirtimeDSL
                        (A development stage company)
                                Balance Sheet
                                July 31, 2007

Balance Sheet


                                                      Year-end
                                                      July 31,
                                                       2007
                                                     ----------
Assets

Current Assets:
   Cash                                               $  150,552
   Funds held in escrow                                    6,450
                                                      -----------
     Total current assets                                157,002
                                                      -----------

Fixed assets, net of accumulated
  depreciation of $1,500 at July 31, 2007                 65,921
                                                      -----------
                                                      $  222,923
                                                      ===========


Liabilities and Stockholder's Equity

Stockholder's Equity:
   Preferred stock, $0.001
     par value, 5,000,000 shares authorized,
     no shares issued or outstanding                           -
   Common stock, $0.001 par value, 70,000,000
     shares authorized, 25,645,000
     shares issued and outstanding as of
     7/31/2007                                            25,645
   Additional paid-in capital                            201,235
   Earnings (Deficit) accumulated during
     development stage                                    (3,957)
                                                      -----------
                                                         222,923
                                                      -----------
                                                      $  222,923
                                                      ===========

  The accompanying notes are an integral part of these financial statements.

                                AirtimeDSL
                        (A development stage company)
                           Statement of Operations
            From December 28, 2006 (Inception) to July 31, 2007



Statement of Operations


                                                              From December 28,
                                                               2006 (Inception)
                                                               to July 31, 2007
                                                             ------------------
Revenue                                                      $             -
                                                             ----------------

Expenses:

General and administrative
 expenses                                                              2,457
Depreciation                                                           1,500
                                                              ---------------
   Total expenses                                                      3,957
                                                              ---------------

Net income (loss)                                                 $  (3,957)
                                                              ==============

Weighted average
 number of
 common shares
 outstanding -
 basic and fully
 diluted                                                         25,645,000
                                                               =============

Net (loss) per
 share - basic
 and fully
 diluted                                                       $     (0.00)
                                                               ============


  The accompanying notes are an integral part of these financial statements.

                                 AirtimeDSL
                        (A development stage company)
                      Statements of Stockholders' Equity
             From December 28, 2006 (Inception) to July 31, 2007


Statements of Stockholders' Equity

                                                     Deficit
                                                    Accumulated
                                        Additional  During the     Total
                        Common Stock     Paid-In    Development Stockholders'
                       Shares    Amount  Capital        Stage      Equity
                      ---------- ------- ---------  ----------- -------------
Founders initial
investment, 12/28/2006
$0.001 per share      20,000,000 $20,000 $       -  $        -  $     20,000

Donated capital
 for incorporating
 costs                                         430                       430

Common stock issued
 for cash, 506
 offering at
 $0.04 per share       5,000,000   5,000   195,000           -       200,000

Common stock issued
 for cash, 505
 offering at
 $0.01 per share         645,000     645     5,805                     6,450

Net (loss) for the
 period ending
 July 31, 2007                                          (3,957)       (3,957)
                      ---------- ------- ---------  ----------- -------------

Balance,
 July 31, 2007        25,645,000 $25,645 $ 201,235  $   (3,957) $    222,923
                      ========== ======= =========  =========== =============

  The accompanying notes are an integral part of these financial statements.

                                 AirtimeDSL
                        (A development stage company)
                           Statement of Cash Flows
            From December 28, 2006 (Inception) to July 31, 2007

Statement of Cash Flows

                                                             From December 28,
                                                             2006 (Inception)
                                                              to July 31, 2007
                                                            ------------------
Cash flows from operating activities:
Net income (loss)                                             $       (3,957)
Adjustments to reconcile
  net loss to net cash
  Used by operating
  activities
    Depreciation                                                       1,500
                                                             -----------------
Net cash (used) from operating
 activities                                                           (2,457)

Cash flows from investing activities
Purchase of fixed asset                                              (67,421)
                                                            ------------------
Net cash provided
(used) by investing
activities                                                           (67,421)

Cash flows from financing activities:
Officer Donated Capital                                                  430
Issuances of common stock                                            226,450
                                                            ------------------
Net cash provided from financing
 activities                                                          226,880
                                                            ------------------
Net increase (decrease) in
 cash                                                                 157,002
Cash and
 equivalents-
 beginning                                                                  -
                                                                --------------
Cash and
 equivalents-
 ending                                                          $    157,002
                                                                 =============
Supplemental disclosures:
 Interest paid                                                   $          -
                                                                 =============
Income taxes paid                                                $          -
                                                                 =============

  The accompanying notes are an integral part of these financial statements.

                                AirtimeDSL
                       (A development stage company)
                       NOTES TO FINANCIAL STATEMENTS
                               July 31, 2007


NOTE 1.   GENERAL ORGANIZATION AND BUSINESS

AirtimeDSL (the Company) was incorporated under the Laws of the state of Nevada on December 28, 2006.

The Company has minimal operations and in accordance with SFAS #7, the Company is considered a development stage company. The Company plans to provide high speed wireless services.


NOTE 2.    SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

The Company has cash assets of $158,002 and no debt as of July 31, 2007. The relevant accounting policies are listed below.

Basis of Accounting
-------------------
The basis is United States generally accepted accounting principles.

Earnings per Share
------------------
The basic earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

The Company has not issued any options or warrants or similar securities since inception.

Revenue recognition
-------------------
The Company recognizes revenue on an accrual basis as it invoices for services.

Dividends
---------
The Company has not yet adopted any policy regarding payment of dividends. No Dividends have been paid during the period shown.

                                AirtimeDSL
                       (a development stage company)
                       NOTES TO FINANCIAL STATEMENTS
                               July 31, 2007

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES-CONTINUED

Income Taxes
------------
The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Year-end
--------
The Company has selected July 31 as its year-end.

Advertising
-----------
Advertising is expensed when incurred. There has been no advertising during the period.

Use of Estimates
----------------
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3.   GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. However the Company has no current source of revenue, or operations. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. It is management's plan to complete and execute a business plan in order to supply the needed cash flow.

NOTE 4.   STOCKHOLDERS'EQUITY

Preferred Stock
---------------
The Company is authorized to issue 5,000,000 shares of $0.001 par value preferred stock.

There have been no issuances of preferred stock.

                                AirtimeDSL
                       (A development stage company)
                       NOTES TO FINANCIAL STATEMENTS
                               April 30, 2007

NOTE 4.   STOCKHOLDERS'EQUITY-CONTINUED

Common Stock
------------
The Company is authorized to issue 70,000,000 shares of $0.001 par value common stock.

On December 28, 2006 (inception), the Company issued 20,000,000 shares of its $0.001 par value common stock to the founders of the Company for $20,000 cash equivalents.

On March 15, 2007, the Company issued 5,000,000 shares of its $0.001 par value common stock pursuant to a regulation 506 offering.

On May 31, 2007, the Company issued 645,000 shares of its $0.001 par value common stock pursuant to a regulation 505 offering.

There have been no other issuances of common stock.


NOTE 5.   RELATED PARTY TRANSACTIONS

The officer and director of the Company is involved in other business activities. This person may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.


NOTE 6.    PROVISION FOR INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:


                   U.S federal statutory rate      (34.0%)
                   Valuation reserve                34.0%
                                                   ------
                   Total                               -%

                                AirtimeDSL
                       (A development stage company)
                       NOTES TO FINANCIAL STATEMENTS
                               July 31, 2007


NOTE 7.   REVENUE AND EXPENSES

The Company currently has no revenues.

NOTE 8.   OPERATING LEASES AND OTHER COMMITMENTS:

The Company also has no lease obligations.

NOTE 9   RECENT PRONOUNCEMENTS

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handing costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal" which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. This pronouncement is effective for the Company beginning October 1, 2005. The Company does not believe adopting this new standard will have a significant impact to its financial statements.

In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company expects the adoption of this standard will have a material impact on its financial statements assuming employee stock options are granted in the future.